                                                                   EXHIBIT 21.1

                       SUBSIDIARIES OF PMR CORPORATION,
                            A DELAWARE CORPORATION

Name                                                            State
----                                                            -----

InfoScriber Corporation                                         Delaware

Psychiatric Management Resources, Inc.                          California

Collaborative Care Corporation                                  Tennessee

PMR Acquisition Corporation                                     Delaware